EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Richard Christopher, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 of iCAD, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017

/s/ Richard Christopher
Richard Christopher

Chief Financial Officer, and Treasurer